As filed with the Securities and Exchange Commission on October 7, 2024

Registration No. 333-277235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRANITE REIT HOLDINGS LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Province of Quebec, Canada

(Province or other jurisdiction of incorporation or organization)

GRANITE REAL ESTATE INVESTMENT TRUST

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada

(Province or other jurisdiction of incorporation or organization)

GRANITE REIT INC.

(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada

(Province or other jurisdiction of incorporation or organization)

77 King Street West, Suite 4010, P.O. Box 159

Toronto-Dominion Centre

Toronto, Ontario

M5K 1H1

Canada

(647) 925-7500

(Address and telephone number of each Registrant’s principal executive offices)

6500	Not Applicable
(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification No. if applicable)

United Agent Group Inc.

1521 Concord Pike, Suite 201

Wilmington, DE 19803

(561) 508-5033

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Lawrence Clarfield

Granite REIT Holdings Limited Partnership

Granite Real Estate Investment Trust

Granite REIT Inc.

77 King Street West, Suite 4010, P.O. Box 159

Toronto-Dominion Centre

Toronto, Ontario M5K 1H1

Canada

(647) 925-7536

Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West, Suite 3100 Toronto, Ontario M5K 1J3 Canada (416) 504-0520	Brendan D. Reay Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Toronto, Ontario M5L 1A9 Canada (416) 863-5273

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF SECURITIES

On February 22, 2024, Granite REIT Holdings Limited Partnership, a limited partnership formed under the laws of Québec (“Granite LP”), Granite Real Estate Investment Trust, a limited purpose trust established and governed by the laws of the Province of Ontario (“Granite REIT”), and Granite REIT Inc., a British Columbia corporation (“Granite GP”, together with Granite LP and Granite REIT, the “Registrants” and each a “Registrant”), filed a registration statement on Form F-10 (File No.333-277235) (the “Registration Statement”), registering the sale by the Registrants from time to time of up to an aggregate CDN$1,750,000,000 of debt securities of Granite LP guaranteed by Granite REIT and Granite GP.

Pursuant to a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia), effective October 1, 2024, Granite REIT and Granite GP effected a reorganization pursuant to which, among other things, Granite GP became a wholly-owned subsidiary of Granite REIT.

As a result of the Arrangement, the Registrants have terminated all offerings of securities pursuant to the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrants as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on October 7, 2024.

GRANITE REIT HOLDINGS LIMITED PARTNERSHIP, by its general partner, GRANITE REIT INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Capacity	Date

	* Kevan Gorrie	President and Chief Executive Officer and Director of Granite REIT Inc., general partner of Granite REIT Holdings Limited Partnership (Principal Executive Officer)	October 7, 2024

	* Teresa Neto	Chief Financial Officer of Granite REIT Inc., general partner of Granite REIT Holdings Limited Partnership (Principal Financial and Accounting Officer)	October 7, 2024

	* Kelly Marshall	Chairman and Director+	October 7, 2024

	* Peter Aghar	Director*	October 7, 2024

	/s/ Robert D. Brouwer Robert D. Brouwer	Director*	October 7, 2024

	* Remco Daal	Director*	October 7, 2024

	* Fern Grodner	Director*	October 7, 2024

	* Al Mawani	Director*	October 7, 2024

	* Sheila A. Murray	Director*	October 7, 2024

	* Emily Pang	Director*	October 7, 2024

	* Jennifer Warren	Director*	October 7, 2024

*By:	/s/ Kevan Gorrie	Attorney-in-Fact	October 7, 2024
Kevan Gorrie

+	Chairman and Director of Granite REIT Inc., general partner of Granite REIT Holdings Limited Partnership
*	Director of Granite REIT Inc., general partner of Granite REIT Holdings Limited Partnership

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Granite REIT Holdings Limited Partnership in the United States, on October 7, 2024.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on October 7, 2024.

GRANITE REAL ESTATE INVESTMENT TRUST

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Capacity	Date

	*	President and Chief Executive Officer and Trustee (Principal Executive Officer)	October 7, 2024
Kevan Gorrie

	*	Chief Financial Officer (Principal Financial and Accounting Officer)	October 7, 2024
Teresa Neto

	*	Chairman and Trustee	October 7, 2024
Kelly Marshall

	*	Trustee	October 7, 2024
Peter Aghar

	*	Trustee	October 7, 2024
Remco Daal

	/s/ Robert D. Brouwer Robert D. Brouwer	Trustee	October 7, 2024

	*	Trustee	October 7, 2024
Fern Grodner

	*	Trustee	October 7, 2024
Al Mawani

	*	Trustee	October 7, 2024
Sheila A. Murray

	*	Trustee	October 7, 2024
Emily Pang

	*	Trustee	October 7, 2024
Jennifer Warren

*By:	/s/ Kevan Gorrie	Attorney-in-Fact	October 7, 2024
Kevan Gorrie

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Granite Real Estate Investment Trust in the United States, on October 7, 2024.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on October 7, 2024.

GRANITE REIT INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Capacity	Date

	* Kevan Gorrie	President and Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2024

	* Teresa Neto	Chief Financial Officer (Principal Financial and Accounting Officer)	October 7, 2024

	* Kelly Marshall	Chairman and Director	October 7, 2024

	* Peter Aghar	Director	October 7, 2024

	/s/ Robert D. Brouwer Robert D. Brouwer	Director	October 7, 2024

	* Remco Daal	Director	October 7, 2024

	* Fern Grodner	Director	October 7, 2024

	* Al Mawani	Director	October 7, 2024

	* Sheila A. Murray	Director	October 7, 2024

	* Emily Pang	Director	October 7, 2024

	* Jennifer Warren	Director	October 7, 2024

*By:	/s/ Kevan Gorrie	Attorney-in-Fact	October 7, 2024
Kevan Gorrie

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Granite REIT Inc. in the United States, on October 7, 2024.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
Name: Kevan Gorrie
Title: President